UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2023

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Form 8-K/A”) to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2023 (the “Original Form 8-K”) is being filed to amend and restate the Index to Exhibits in Item 9.01 of the Original Form 8-K and to file Exhibit 10.1, which as disclosed in the Original Form 8-K was to be filed with this Form 8-K/A. This Form 8-K/A does not amend or update any other item or disclosure contained in the Original Form 8-K. This Form 8-K/A is presented as of the filing date of the Original Form 8-K and does not reflect events occurring after that date, or modify or update disclosures in any way other than as specifically noted above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Purchase Agreement, dated November 28, 2023, by and between the Company and the Buyer

99.1**	Press Release, dated November 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules to the Purchase Agreement are omitted from the filing pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.
**	Previously furnished with the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 1, 2023	By:	/s/ Michael F. Acedo
Michael F. Acedo
Executive Vice-President, Chief Legal Officer & Corporate Secretary